FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

MILLS MUSIC TRUST

(Exact name of registrant as specified in its charter)

New York	000-02123	13-6183792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

C/O HSBC Bank USA, N/A, Corporate Trust Issuer Services
66 Hudson Blvd East, New York, New York 10001	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 525-1349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 30, 2025, Mills Music Trust (the “Trust”), EMI Mills Music Inc. (“EMI Mills Music”) and EMI Consortium Music Publishing Inc. (together with EMI Mills Music, “EMI”) agreed to settle all claims (the “Settled Claims”) of the Trust or the trustees of the Trust (i) for all periods of time prior to December 31, 2024 relating to EMI’s obligation to make ongoing payments to the Trust of a deferred contingent purchase price obligation (each, a “Contingent Portion Payment”) under the Asset Purchase Agreement, dated December 5, 1964 (the “Asset Purchase Agreement”) and (ii) regarding the interpretation of certain provisions of the Asset Purchase Agreement that had been subject to a tolling agreement between EMI and the Trust.

Under the terms of the settlement, among other things, (i) EMI agreed to make a payment to the Trust in the amount of $500,000 within ten business days of October 30, 2025 in full and final settlement of the Settled Claims (the “Settlement Payment”), (ii) the Trust and EMI agreed to amend Section 1(c)(i)(A) of the Asset Purchase Agreement to provide that beginning with the quarterly period beginning July 1, 2025, in calculating any Contingent Portion Payment due and payable by EMI to the Trust, EMI shall cap the foreign sub-publishing fee between EMI and any foreign affiliate thereof at twenty-five percent (25%), which cap acts as a limitation on certain deductions that EMI can make to the payments due to the Trust, and (iii) the Trust and EMI agreed to amend Section 1(c)(i)(B) of the Asset Purchase Agreement to provide that beginning with the quarterly period beginning July 1, 2025, EMI shall only be entitled to offset the costs associated with EMI obtaining U.S. copyright renewals for a song against royalty income collected by EMI in the U.S. for such song (and not against any foreign royalty income collected outside of the U.S. for such song), and this modification also serves to narrow permissible offsets to payments due from EMI to the Trust.

The full text of the pro forma Asset Purchase Agreement, as amended by the Settlement Agreement, effective as of July 1, 2025, is included as Exhibit 4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4	Pro forma Asset Purchase Agreement, effective December 5, 1964, as amended by the Settlement Agreement, effective as of July 1, 2025(1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)

All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLS MUSIC TRUST
Date: November 5, 2025	By:	/s/ Garfield Barrett
Garfield Barrett Trust Officer of the Corporate Trustee HSBC Bank U.S.A, NA